                                                                Exhibit 10.2.7.6


                      SEPARATION AGREEMENT & MUTUAL RELEASE

               This Separation Agreement and Release of Claims (the "Agreement") is entered into by and between Claudio Pinkus ("Pinkus") and Ask Jeeves, Inc. (the "Company"), each a "Party" and collectively the "Parties."

                                    RECITALS

               WHEREAS, Pinkus has been employed by the Company commencing on June 18, 1999, and currently is the Company's Chief Strategy Officer;

               WHEREAS, Pinkus's employment with the Company shall terminate effective August 28, 2003 (the "Termination Date");

               WHEREAS, the Parties wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the Parties to one another following the end of the employment relationship;

               NOW, THEREFORE, for and in consideration of the promises and undertakings described below, the Parties agree as follows:

                                    AGREEMENT


               1. PAYMENT OF SALARY THRU TERMINATION. Pinkus's base salary at the time of termination is Two Hundred Twenty-Five Thousand Dollars ($225,000) per year ("Base Salary"). The Company shall continue to provide Pinkus his Base Salary and benefits through the Termination Date.

               2. OTHER PAYMENTS. In consideration of the promises and covenants contained herein, and provided Pinkus executes and does not revoke this Agreement, the Company agrees to provide Pinkus the following compensation and benefits:

                      a. His Base Salary for a period of nine (9) months following his termination date, less applicable withholdings and deductions. The payments following the Termination Date will be paid by the Company to Pinkus according to the Company's usual payroll schedule and practices;

                      b. A lump sum payment of Sixty-Seven Thousand Five Hundred Dollars ($67,500), less any applicable withholdings and deductions, which is equivalent to seventy-five percent (75%) of Pinkus's target bonus for fiscal year 2003, payable within twenty (20) days following execution of this Agreement;

                      c. If Pinkus elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") following the termination of his employment, the Company shall pay Pinkus's monthly premium under COBRA until the earlier of:


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                             (i) nine (9) months following the Termination Date,
                             (ii) the first date that he is covered under another employer's health benefit program without exclusion for any pre-existing medical condition, or (iii) the end of his statutory entitlement to health care coverage pursuant to COBRA;

                      d. Reasonable customary executive outplacement assistance for up to six (6) months after September 1, 2004;

                      e. The immediate vesting of Pinkus' Spring 2002 Focal Review Option (the vested portion of such option currently covers 50,000 shares of Company common stock and the otherwise unvested portion of such option currently covers 100,000 shares of Company common stock, and the exercise price of such option is currently $1.21 per share)(the "Focal Options"); provided that such Focal Option shall otherwise continue in accordance with its terms and shall, without limiting the generality of the foregoing, be subject to termination (to the extent not previously exercised) at the end of the limited post-termination exercise period specified in the applicable option agreement. Notwithstanding the foregoing, Pinkus acknowledges and agrees that such immediate vesting shall not occur in the event that he revokes this Agreement prior to the Effective Date and Pinkus further agrees that he will not exercise such Focal Options or sell the underlying shares until after the Effective Date of this Agreement.

               3. CONSULTING AND OTHER OBLIGATIONS FOLLOWING TERMINATION. From August 29, 2003 through December 31, 2003, Pinkus agrees to provide consulting services on behalf of the Company in accordance with the Ask Jeeves Consulting Agreement between the Company and Pinkus dated August 29, 2003 (the "Consulting Agreement").

        In addition, aside from his consulting obligation to the Company, Pinkus agrees to provide information for, and reasonably assist the Company in the preparation of, Securities and Exchange Commission filings concerning the period in which Pinkus was employed with the Company.

        The Company also agrees that Pinkus may keep his Sony Vaio notebook computer and his TREO cell phone.

               4. STOCK AND DEFERRED COMPENSATION PLANS. Nothing in this agreement is meant to, or does, supersede, alter or modify any rights or benefits to which Pinkus may become entitled under the Ask Jeeves International Deferred Compensation Agreement entered into in February 2002 by and among Pinkus, the Company, and George Lichter (the "Deferred Compensation Plan"). Pinkus acknowledges and agrees that he has no right to any incentive payment, bonus, security, derivative security, or other compensation or benefit pursuant to that certain Incentive Agreement dated as of January 2, 2001 by and between Pinkus and the Company, as subsequently amended.

               5. CONFIDENTIAL INFORMATION. Pinkus hereby acknowledges and agrees that he has agreed to and is bound by the terms and obligations under the Confidentiality of Information and


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Inventions Agreement, attached hereto as Exhibit A, and that he agrees to continue to be bound by those terms and obligations.

               6. CESSATION OF BENEFITS. Pinkus's participation in all of the Company's benefits and incidents of employment shall cease on the Termination Date, except as noted in Section 2 herein.

               7. RELEASE BY PINKUS. In consideration of the benefits provided to Pinkus under Section 2 herein, Pinkus fully and forever releases, waives, discharges (and promises not to sue or otherwise institute or cause to be instituted) any legal or administrative proceedings against the Company, and any of its officers, directors, attorneys, insurers, shareholders, predecessors, successors, affiliated or related companies, agents, current and former employees, representatives, attorneys and other agents, and assignees thereof ("Releasees"), with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to or connected with Pinkus's hire, employment with the Company or its predecessor, or the termination therefrom, as well as any act or omission by the Company, and any of its officers, directors, attorneys, insurers, shareholders, predecessors, successors, affiliated or related companies, agents, employees, and assignees thereof, occurring on or before the date of this Agreement. Such liabilities, claims, demands, contracts, debts, obligations and causes of action, include but are not limited to any claims for unpaid or late wages, severance, stock options, retirement, pension benefits, or other benefits, penalties, breach of contract, breach of the covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, fraud, claims under Title VII of the Civil Rights Act, under the California Fair Employment and Housing Act, under the Employment Retirement Income and Security Act, under the California Labor Code, and under any other statutory or common law claim relating to employment, and any act or omission by the Company occurring on or before the date of this Agreement except any claims for: (1) rights under California Labor Code section 2802, (2) workers' compensation insurance benefits, and (3) indemnification (if available) pursuant to the Company's certificate or incorporation or bylaws, the Company's indemnification agreement with Pinkus, or any insurance policy maintained by the Company with respect to, and for the benefit of, Pinkus as an officer or employee (or former officer or employee) of the Company or any of its subsidiaries (including directors' and officers' liability insurance, errors and omissions insurance and other similar insurance, if any), it being understood and agreed that nothing herein shall require the Company to purchase or maintain any such insurance or limit the Company's rights to amend its certificate of incorporation and bylaws in accordance with, and subject to the limitations of, applicable law. Notwithstanding the foregoing, the release in this Section 7 shall not apply to the continuing liabilities and obligations created by or referred to in this Agreement, including the payment obligations in Section 1 and 2 and the liabilities and obligations under the Focal Options, Deferred Compensation Plan, and Consulting Agreement.

               8. RELEASE BY THE COMPANY. The Company fully and forever releases, waives, discharges (and promises not to sue or otherwise institute or cause to be instituted) any legal or administrative proceedings against either Pinkus or any of his heirs, executors, administrators, representatives, attorneys and other agents, with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to or connected to


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his employment with the Company and with any predecessor thereof, and any act or omission by Pinkus occurring on or before the date of this Agreement except for any claim against Pinkus for fraud, misappropriation of the Company's property or assets; willful misconduct in connection with a communication to any government agency or entity; any breach by Pinkus of his fiduciary duties, or a breach of the Confidential Information and Invention Assignment Agreement. Notwithstanding the foregoing, the release in this Section 8 shall not apply to the continuing liabilities and obligations created by or referred to in this Agreement, including the liabilities and obligations under Consulting Agreement.

               9. WAIVER: CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim other than the claims that are released by this Agreement. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               The Parties agree to expressly waive any rights they may have under California Civil Code Section 1542, as well as under any other federal or state statute or common law principles of similar effect.

               10. ADEA RELEASE AND WAIVER. Pinkus acknowledges that he is waiving and releasing any rights he may have under Age Discrimination in Employment Act (ADEA), as amended, and that the waiver and release of these rights is knowing and voluntary. Pinkus and the Company agree that this waiver and release do not apply to any rights or claims that may arise under ADEA after the date this Agreement is signed.

               11. TIME TO CONSIDER; REVOCATION PERIOD; EFFECTIVE DATE. In accordance with the federal Older Workers Benefit Protection Act of 1990 and the ADEA, and any amendments thereto, Pinkus represents and acknowledges that he has been made aware of the following:

        (a) he has the right to consult with an attorney before signing this Agreement and agreeing to the release set forth herein;

        (b) he is not otherwise entitled to the consideration provided in this Agreement;

        (c) he has seven (7) days after signing this Agreement to revoke it; and

        (d) he has twenty-one (21) days from delivery of this Agreement to him to consider this release. Pinkus agrees and acknowledges that if he chooses to sign this Agreement before 21 days after he received it, that he has done so voluntarily, and in that event, Pinkus agrees to sign and deliver to Company Exhibit C to this Agreement.


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        Pinkus further understands that the Effective Date of this Agreement shall be the eighth (8th) day after he has signed the Agreement, provided that he has delivered his signature on this Agreement to the Company and he has not revoked it during the seven (7) days after he signed it. The Company and Pinkus agree to use reasonable commercial efforts to effectuate this Agreement in a timely manner and to deal with any administrative matters as expeditiously as possible.

               12. CONFIDENTIALITY. Except as may otherwise be required by applicable law, rule, regulation or order, or as required by any governmental agency or tribunal, Pinkus agrees to maintain in complete confidence the contents and terms of this Agreement and to disclose the contents and terms of this Agreement only to members of Pinkus's immediate family and those attorneys, accountants, tribunals and governmental entities who have a reasonable need to know the contents and terms of this Agreement. The Company agrees, that except as required law, rule, regulation, order, or as required by any governmental agency or tribunal, or in the Company's good faith, the Company agrees to maintain in complete confidence the contents and terms of this Agreement, and to disclose the contents and terms of this Agreement only to those employees of the Company, who have a reasonable need to know the contents and terms of this Agreement, or to third parties considering a potential transaction with the Company in connection with their "due diligence" pursuant to a customary confidentiality agreement.

               13. NO PENDING OR FUTURE LAWSUITS. The Parties represent to each other that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against each other or any other person or entity referred to herein. The Parties also represent to each other that as of the date of this Agreement, they do not have any basis for and do not intend to bring any claims on their behalf or on behalf of any other person or entity against each other or any other person or entity referred to herein.

               14. NO PRIOR ASSIGNMENTS. Pinkus hereby represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any third person or entity any claim, right, liability, demand, obligation, expense, action or causes of action being waived or released pursuant to this Agreement.

               15. NON-DISPARAGEMENT. Pinkus agrees not to make any derogatory statements about the Company or any of its current or former agents, attorneys, representatives, employees, officers, directors, successors, predecessors, assigns, parent corporations, subsidiaries, or affiliated companies.

               16. RESTRICTIVE COVENANTS. Pinkus acknowledges that the Company has invested substantial time, money and resources in the development and retention of its inventions, confidential information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of his employment with the Company, he has had and will continue to have access to the Company's inventions and confidential information (including trade secrets), and has been introduced to existing and prospective customers, accounts and business partners of the Company. Pinkus acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between Pinkus and any existing or prospective customers, accounts or business partners. Pinkus further acknowledges that the Company has operations and conducts business on a global scale.


                                      -5-
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               In recognition of this, Pinkus covenants and agrees that during his employment and consulting arrangement with the Company and for a period of either (i) one (1) year following the Termination Date or (ii) six months following the termination of his Consulting Agreement, whichever is longer, he will not (without the prior written consent of the Board of Directors of the Company): (i) participate in any capacity (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) with any of the six companies listed on Exhibit B hereto; (ii) entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company; or (iii) directly or indirectly, entice, solicit or encourage any client, customer, prospective client or customer, vendor, strategic partner or business associate of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company. Pinkus agrees that the Company may suffer irreparable harm should he breach this Section 16, and therefore agrees that the Company may seek and obtain injunctive relief as a remedy for any such breach by him.

               17. NO ADMISSION. Nothing contained in this Agreement shall constitute, be construed or be treated as an admission of liability or wrongdoing by the Company or any of its current or former agents, attorneys, representatives, employees, officers, directors, successors, predecessors, assigns, parent corporations, subsidiaries, or affiliated companies.

               18. RESULTS OF NEGOTIATION; KNOWING AND VOLUNTARY EXECUTION. The Parties hereby acknowledge that this Agreement is the results of negotiation between them, and that each has read and understands the foregoing Agreement and that each affixes their respective signature to this Agreement knowingly, voluntarily and without coercion.

               19. ENTIRE AGREEMENT. The Parties hereby acknowledge and agree that except as provided herein, the Agreement contains the entire agreement between Pinkus and the Company, and that neither is relying on any representation or promise that does not appear in this Agreement.

               20. MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Pinkus and by an authorized officer of the Company.

               21. GOVERNING LAW. The construction, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within such state, without regard to the conflict of laws rules of any jurisdiction.

               22. SEVERABILITY. The Parties hereby agree that if any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby.

               23. ARBITRATION. Each Party agrees that any and all disputes which arise out of or relate to this Agreement or any of the subjects hereof shall be resolved through final and binding arbitration. Such arbitration shall be in lieu of any trial before a judge and/or jury, and the Parties expressly waive all rights to have such disputes resolved via trial before a judge and/or jury. Such


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disputes shall include, without limitation, claims for breach of contract or of the covenant of good faith and fair dealing, claims of discrimination, claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Pinkus's employment with the Company or its termination. The only claims not covered by this Agreement to arbitrate disputes are: (i) claims for benefits under the unemployment insurance benefits; (ii) claims for workers' compensation benefits under any of the Company's workers' compensation insurance policy or fund; (iii) claims the Company may have against Pinkus for fraud, misappropriation of the Company's property or assets; willful misconduct in connection with a communication to any government agency or entity; any breach by Pinkus of her fiduciary duties, or a breach of the Confidentiality of Information and Inventions Agreement. With respect to such disputes, they shall not be subject to arbitration; rather, they will be resolved pursuant to applicable law.

               Binding arbitration will be conducted in Emeryville, CA in accordance with California Code of Civil Procedure section 1282, et seq., and the rules and regulations of the American Arbitration Association then in effect for resolution of commercial disputes. Each of the Parties will bear its or his own respective attorneys' fees, although the arbitrator may award the prevailing party his/its reasonable attorneys' fees and costs of arbitration except that such fees and costs may not be recovered by the Company that result from the Company's defense against any claim by Pinkus challenging the waiver, release and discharge of rights under the Age Discrimination in Employment Act.

               24. ATTORNEYS FEES AND EXPENSES. If an action is brought by either Party for breach of any provision of this Agreement, the non-breaching Party shall be entitled to recover all reasonable attorneys' fees and costs in defending or bringing such an action.

                  [Remainder of page left blank intentionally]


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               25. COUNTERPARTS. This Agreement may be signed in counterpart originals with the same force and effect as though a single original were executed.



Date: August 28, 2003                       /s/ Claudio Pinkus
                                            ------------------------------------
                                            Claudio Pinkus


                                            Ask Jeeves, Inc.:


Date: August 28, 2003                       By:   /s/ Brett Robertson
                                                 -------------------------------
                                                 Name:  Brett Robertson
                                                        ------------------------
                                                 Title: General Counsel
                                                        ------------------------


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                                    EXHIBIT A

           CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

                                    EXHIBIT B

                              COMPETITIVE COMPANIES

1) Google
2) Overture
3) AOL
4) Yahoo
5) MSN
6) Looksmart

                                    EXHIBIT C


               I, Claudio Pinkus, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

               I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

               EXECUTED this 28th day of August, at Los Angeles County, California.

                                                   /s/ Claudio Pinkus
                                                   -----------------------------
                                                       Claudio Pinkus